Exhibit 10.22

SECOND AMENDMENT TO ADVISORY AGREEMENT

This Second Amendment to the Advisory Agreement (this “Amendment”) made this 14th day of December, 2018 but effective as of July 2, 2018, by and between Resource Apartment REIT III, Inc., a Maryland corporation (the “Company”), and Resource REIT Advisor, LLC (f/k/a Resource Apartment Advisor III, LLC), a Delaware limited liability company (the “Advisor”). Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Advisory Agreement.

WHEREAS, the Company and the Advisor previously entered into that certain Advisory Agreement dated April 28, 2016 which was amended pursuant to that certain First Amendment to Advisory Agreement dated April 13, 2018 (together, the “Advisory Agreement”); and

WHEREAS, pursuant to Section 17.02 of the Advisory Agreement, the Company and the Advisor desire to amend the Advisory Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Advisory Agreement is hereby amended as follows:

1.    Amendment to Section 8.02(b). Section 8.02(b) of the Advisory Agreement shall be deleted in its entirety and replaced as follows:

“(b) After the Company’s reporting of NAV, one-twelfth of 1.0% of (i) the Appraised Asset Values for all assets owned on the date of the most recently determined NAV plus, (ii) until the date of the next determination of NAV, the Cost of Investments, as of the end of the current month, for all Properties, Loans and Permitted Investments acquired after the most recently determined NAV, if any.”

2.    Limited Effect; No Modifications. This Amendment is effective as of July 2, 2018. The amendments set forth above shall be limited precisely as written and relate solely to the provisions of the Advisory Agreement in the manner and to the extent described above. Except as expressly set forth herein, nothing contained in this Amendment will be deemed or construed to amend, supplement or modify the Advisory Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

[signatures contained on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

Resource Apartment REIT III, Inc.

By:	/s/ Alan F. Feldman
	Name:	Alan F. Feldman
	Title:	Chief Executive Officer

Resource REIT Advisor, LLC

By:	/s/ Alan F. Feldman
	Name:	Alan F. Feldman
	Title:	Chief Executive Officer and Manager

[signature page to Second Amendment to Advisory Agreement for Resource Apartment REIT III]